ORANGE-CO, INC.
                            2020 US HIGHWAY 17 SOUTH
                                 P.O. BOX 2158
                          BARTOW, FLORIDA  33831-2158

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 19, 1998

                                                                January 23, 1998

TO:  The Stockholders

  Notice is hereby given that the Annual Meeting of Stockholders of Orange-co, Inc., a Florida corporation (the "Company"), will be held at the Citrus and Chemical Bank, 600 North Broadway, Bartow, Florida on February 19, 1998 at 10:00 a.m. local time, for the following purposes:

  1. To elect nine (9) Directors to hold office until the 1999 Annual Meeting of Stockholders or until the election and qualification of their successors.

  2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
  Only Stockholders of record at the close of business on January 20, 1998 will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                   By Order of the Board of Directors


                                   /s/John R. Alexander
                                   -------------------------
                                   John R. Alexander
                                   Secretary


YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. IN THE EVENT YOU WISH TO ATTEND THE MEETING, YOU MAY, IF DESIRED, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                ORANGE-CO, INC.
                            2020 US HIGHWAY 17 SOUTH
                                 P.O. BOX 2158
                          BARTOW, FLORIDA  33831-2158

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 19, 1998

                                PROXY STATEMENT
                                  SOLICITATION

  The Board of Directors of Orange-co, Inc. ("the Company") hereby solicits proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Citrus and Chemical Bank, 600 North Broadway, Bartow, Florida on February 19, 1998 at 10:00 a.m. local time and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. A proxy may be revoked at any time prior to the exercise thereof by giving written notice of revocation to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares or by attending the Annual Meeting and voting in person. In addition to the use of the mails, Directors, Officers, and regular employees may, without additional compensation, solicit proxies in person or by telephone, personal interview, mail, or telegraph. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries which are record holders of the Company's common stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith. The cost of solicitation of proxies will be borne by the Company.

  It is anticipated that this Proxy Statement and accompanying Notice, Proxy Card and the Company's Annual Report will first be sent to the stockholders of the Company on or about January 23, 1998.

                               VOTING SECURITIES

  The Company has only one class of voting securities outstanding, its Common Stock, $.50 par value per share, of which 10,309,475 shares were outstanding as of January 2, 1998. Each share entitles the holder thereof to one vote. Only stockholders of record at the close of business on January 20, 1998, will be entitled to vote at the meeting or any and all adjournments thereof.


                                      -1-


SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as of January 2, 1998, regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's
Common Stock.

     Name and Address of                           Amount and Nature of
         Beneficial Owner                           Beneficial Ownership                     Percent of Class
  Ben Hill Griffin, Inc.(1)                            5,105,160(2)                                49.51
  700 S. Alternate Hwy. 27
  Frostproof,  Florida  33843

<F1>
(1) Ben Hill Griffin, Inc. shares through its wholly owned subsidiary Ben Hill Griffin Investments, Inc.
<F2>
(2) Does not include 88,500 shares beneficially owned by Ben Hill Griffin, III. Mr. Ben Hill Griffin, III, Chairman and Chief Executive Officer of the Company, beneficial owner of the majority of the voting stock of Ben Hill Griffin, Inc., may be considered to be the indirect beneficial owner of the Company's Common Stock owned by Ben Hill Griffin, Inc.

                       NOMINEES FOR ELECTION AS DIRECTORS

  At the Annual Meeting nine Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to
serve as such Directors.   Each of the nine nominees is presently a member of
the Board of Directors, has consented to being named in this proxy statement and has notified management that they intend to serve, if elected. If any of the nominees should be unable to serve as a Director, the persons designated by proxies reserve full discretion to cast their votes for another person in his place. A plurality of votes will elect each Director.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE NINE NOMINEES LISTED ON PAGES 3 AND 4 AS DIRECTORS OF THE COMPANY.




                                       -2-


   The information set forth below as to age, shareholdings, and business experience for the past five years, including principal occupation or employment, has been furnished by each nominee, all of which currently serve as directors:
                                                                                              SHARES
                                                                                          BENEFICIALLY
                                                      POSITION, PRINCIPAL OCCUPATIONS     OWNED AS OF      PERCENT
            NAME AND AGE                                  AND OTHER DIRECTORSHIPS       JANUARY 2, 1998    OF CLASS
Ben Hill Griffin, III, 55 (1)      Director, Chairman of the Board and Chief Executive      88,500(2)         0.86
                                   Officer of the Company since May 28, 1992.  For
                                   over five years, Chairman of the Board, President
                                   and Chief Executive Officer of Ben Hill Griffin,
                                   Inc., (citrus production, harvesting and packing,
                                   fertilizer manufacturing and ranching).  Director,
                                   Chairman of the Board and Chief Executive Officer
                                   of Alico, Inc., (a publicly-owned agribusiness
                                   company).  Director of SunTrust Bank, Central
                                   Florida, N.A.

John R. Alexander, 61(1)           Director, Senior Vice President and Secretary of           1,787(2)        *
                                   the Company since May 28, 1992.  Director of Farm
                                   Credit of Southwest Florida.
Richard A. Coonrod, 66             Director of the Company since February 1990.  For          1,000           *
                                   over five years, President and Chief Executive
                                   Officer of Coonrod Agriproduction Corporation (food
                                   and agribusiness).  General Partner of The Food
                                   Fund (investment partnership).

Paul E. Coury, M.D., 73            Director of the Company since December 15, 1992.           1,000           *
                                   Occupational physician.  From May 1955 to January
                                   1996, Managing Partner of Doctors Miller, Coury &
                                   Nobo, P.A. (medicine & surgery practice).

George W. Harris, Jr., 63(1)       Director of the Company since December 15, 1992.           1,000           *
                                   For over five years, Chairman of the Board and
                                   Chief Executive Officer of Citrus and Chemical
                                   Bank.

                                       -3-
                                                                                             SHARES
                                                                                          BENEFICIALLY
                                                      POSITION, PRINCIPAL OCCUPATIONS      OWNED AS OF     PERCENT
                                                          AND OTHER DIRECTORSHIPS        JANUARY 2, 1998   OF CLASS

            NAME AND AGE

W. Bernard Lester, 58              Director of the Company since May 28, 1992.                2,600           *
                                   Director, President and Chief Operating Officer of
                                   Alico, Inc. From 1988 to 1997, Director, Executive
                                   Vice President and Chief Operating Officer of
                                   Alico, Inc. (agribusiness).(3)

Gene Mooney, 54                    Director of the Company since October 14, 1993.             1,087          *
                                   President and Chief Operating Officer of the
                                   Company since November 13, 1992.  From November
                                   1989 to April 1992, Vice President of Operations &
                                   Sales of Silver Springs Citrus Cooperative, Inc.
                                   From April 1992 to November 1992, General Manager
                                   of Winter Garden Citrus Products Cooperative.

C.B. Myers, Jr., 76(4)             Director of the Company since May 28, 1992.  For           6,500           *
                                   over five years, Practicing attorney and President
                                   of Peterson and Myers, P.A.

Thomas H. Taylor, Sr., 62          Director of the Company since May 28, 1992.  For           1,000           *
                                   over five years, Chairman of the Board and Chief
                                   Executive Officer of Taylor Ranch, Inc.
                                   (agribusiness).
*  Less than one percent.

<F1>
(1)   Messrs., Griffin, Alexander and Harris are brothers-in-law.
<F2>
(2) Does not include 5,105,160 shares beneficially owned by Ben Hill Griffin, Inc. over which Mr. Griffin has the power to direct its voting and disposition by reason of his position as Chairman of the Board and Chief Executive Officer.
<F3>
(3) 49.71% of the common stock of Alico, Inc. is beneficially owned by Ben Hill Griffin, Inc. through its wholly owned subsidiary Ben Hill Griffin Investments, Inc.
<F4>
(4) Mr. Myers and other members of Peterson and Myers, P.A. provided legal services to the Company during fiscal 1997 and continue to provide such services as of the date of this proxy.

DIRECTOR'S COMPENSATION

  Directors of the Company are paid $1,000 for each Board meeting and separately scheduled committee meeting attended except for Executive Committee meetings for which no fees are paid. Out-of-pocket expenses related to the attendance of Directors at such meetings are reimbursed by the Company.



                                       -4-



FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

  The Board of Directors conducts its business through meetings of the Board and through its standing committees. In accordance with the By-Laws of the Company, the Board of Directors currently has an Executive, an Audit, and a Compensation Committee established as standing committees of the Board. The Board of Directors held 5 meetings during fiscal 1997. Each Director attended at least 75 percent of the total number of meetings of the Board of Directors and the Committees on which they serve.

  THE EXECUTIVE COMMITTEE, which exercises, to the extent permitted by Florida Law, all the powers of the Board of Directors during intervals between Board meetings, consists of Ben Hill Griffin, III, W. Bernard Lester, and Gene Mooney. The Executive Committee met 26 times during fiscal 1997.

  THE AUDIT COMMITTEE, which is composed of C. B. Myers, Jr., Thomas H. Taylor, Sr. and Richard A. Coonrod, has authority to recommend to the Board of Directors the independent public accountants to serve as auditors, reviews with the independent auditors the annual audit plan, the financial statements, the auditor's report and their evaluation and recommendations concerning the Company's internal controls and approves the types of professional services for
which the Company may retain the independent auditors.   The Audit Committee
held 1 meeting during fiscal 1997.

  THE COMPENSATION COMMITTEE reviews the compensation of the executive offices of the Company and makes recommendations to the Board of Directors regarding such compensation. It also administers the Company stock option plans described herein in accordance with their terms. The members of the Compensation Committee are C. B. Myers, Jr., Thomas H. Taylor, Sr. and Paul E.
Coury.    The Compensation Committee held 4 meetings during fiscal 1997.


                               EXECUTIVE OFFICERS

  The Executive Officers shown below currently serve in the capacities indicated. Executive Officers are normally appointed by the Board of Directors and serve at the pleasure of the Board.

     NAME AND AGE                       POSITION, PRINCIPAL OCCUPATIONS AND OTHER DIRECTORSHIPS
Ben Hill Griffin, III, 55          Chairman of the Board and Chief Executive Officer and a Director of the Company
                                   since May 1992.  Since 1990, Mr. Griffin has served as Chairman of the Board,
                                   President and Chief Executive Officer of Ben Hill Griffin, Inc. ("BHGI"), a
                                   privately held agribusiness involved in the production, harvesting, packaging and marketing of citrus products.  Prior to 1990, Mr. Griffin served for several years as Vice Chairman and Senior Vice President of BHGI.  Also, since 1990, Mr.
                                   Griffin has served as Chairman of the Board and Chief Executive Officer of
                                   Alico, Inc. ("Alico"), a publicly-owned agribusiness company.



                                       -5-



NAME AND AGE                            POSITION, PRINCIPAL OCCUPATIONS AND OTHER DIRECTORSHIPS
Eugene C. Mooney, 54               President and Chief Operating Officer of the Company since November 1992;
                                   Director of the Company since October 1993.  Mr. Mooney previously served as
                                   General Manager (in transition) of Winter Garden Citrus Products Cooperative from April 1992 to November 1992.  Mr. Mooney served as Vice President of
                                   Operations and Sales for Silver Springs Citrus Cooperative, Inc. from November
                                   1989 to April 1992.

John R. Alexander, 61              Senior Vice President, Secretary and a Director of the Company since May 1992.
                                   For over five years, Mr. Alexander has served as Vice President of Ben Hill
                                   Griffin, Inc.

Dale A. Bruwelheide, 48            Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of
                                   the Company since December 1991.  Mr. Bruwelheide previously served as Vice
                                   President and Controller of the Company from May 1991 to December 1991.  Mr.
                                   Bruwelheide also served as Assistant Secretary and Controller of the Company from January 1991 to May 1991.  Mr. Bruwelheide previously held the position of
                                   Vice President of Finance with Ewell Industries, Inc. for over five years.

Stock ownership of Executive Officers and Directors, individually (exclusive of those named previously), and as a group, is as follows:

                                   Position, Principal
                                   Occupation and                     Shares Beneficially          Percent
        Name and Age               Other Directorships                Owned as of 1/2/98           of Class

Dale A. Bruwelheide, 48            Vice President and Chief                     5,100(1)              *
                                   Financial Officer
All Directors and                                                           120,174(2)               1.16
Executive Officers as a
Group (10 Persons)
*Less than one percent

<F1>
(1) Consists of options to purchase 5,000 shares which are currently exercisable and 100 shares owned directly by Mr. Bruwelheide.
<F2>
(2) Does not include the beneficial interest which Mr. Griffin, III may have in shares of the Company's Common Stock beneficially owned by Ben Hill Griffin, Inc., which total 5,105,160 shares; does include options to purchase shares of the Company's Common Stock which are held by Executive Officers and are exercisable within 90 days.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside Directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The Committee has available to it an outside compensation consultant and access to independent compensation data. The Committee thus has access to industry and area compensation information on executives in similar companies, both larger and smaller than the Company.

  The Company's executive compensation program provides an overall level of compensation that is competitive within the Florida citrus industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based on annual long-term Company performance as well as individual performance. The Compensation Committee uses discretion to set executive compensation, including compensation for the Chief Executive Officer, where in its judgment external, internal or individual circumstances warrant, but considering the level of profits achieved, the relative relationship of each Executive's contribution to the Company's success and each Executive's performance of his assigned responsibilities. Generally, the higher the profit achieved by the Company, the greater the bonuses awarded to the Company Executives. The Chief Executive Officer's compensation for fiscal 1997 was decreased as a result of the decreased profit achieved by the Company.

  The Company's executive compensation program is comprised of base salary, annual cash incentive compensation and various benefits, including medical and pension plans generally available to employees of the Company. In the Committee's opinion, the Company's executives are properly compensated at the present time when compared with others in similar positions in companies of the same size in the Florida citrus industry.

  No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDERS PARTICIPATION


  The Compensation Committee is composed of C. B. Myers, Jr., Chairman; Thomas
H. Taylor, Sr. and Paul E. Coury, M.D. There were no interlocks of executive officers or Board Members of the Compensation or equivalent committee or another entity which has any executive officers serving on the Compensation Committee of the Company. No executive officer of the Company serves as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company. No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Company. No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Company.

                                        C. B. Myers, Jr., Chairman
                                        Thomas H. Taylor, Sr.
                                        Paul E. Coury, M.D.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG -TERM
                                      ANNUAL COMPENSATION                 COMPENSATION
                                                                              OPTIONS/          ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY         BONUS            SARS (#)       COMPENSATION(1)
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER
Ben Hill Griffin, III                1997       170,333        58,000             -                9,000
                                     1996       150,083       142,000             -               15,500
                                     1995       110,000       175,000             -               17,583

EXECUTIVE OFFICERS

Gene Mooney                          1997       153,000        70,000             -               64,312
 President and Chief Operating       1996       145,932        80,000             -               50,829
 Officer                             1995       138,938        80,000             -               46,536

John R. Alexander                    1997        94,333        17,000                             53,595
 Senior Vice President and           1996        93,665        40,000             -               58,732
 Secretary                           1995        92,621        45,000             -               54,744

Dale A. Bruwelheide                  1997        92,933        21,000             -               16,775
 Vice President and Chief            1996        90,133        40,000             -               21,501
 Financial Officer                   1995        87,675        45,000             -               20,457

<F1>
(1) Other compensation amounts generally include Company contributions to the named executives' Deferred Compensation Plan, Management Security Plan, Profit Sharing Plan, and Director Fees.


                 AGGREGATED OPTION/SAR EXERCISED IN FISCAL 1997
                      AND FY-END 1997 OPTION/SAR VALUES(1)
                                                                 Number of            Dollar Value of
                                                                Unexercised         Unexercised In The
                                                                Options (2) at       Money Options at
                        Shares Acquired            Value       Fiscal Year End         Fiscal Year End
           Name          On Exercise (#)       Realized ($)          1997 (#)                1997 ($)
Ben Hill Griffin, III     - 0 -                - 0 -             - 0 -                   - 0 -
Dale A. Bruwelheide       - 0 -                - 0 -             5,000                $13,437

<F1>
(1) The Company does not have a stock appreciation rights plan.
<F2>
(2) All options listed were exercisable as of September 30, 1997. There were no options held by the named persons which were not exercisable as of September 30, 1997.

CONTINGENT COMPENSATION

  The Company maintains seven compensation plans under which the Executive Officers and key employees of the Company and its participating subsidiaries and affiliates are eligible for benefits.

  COMPANY STOCK OPTION PLAN.  The Company's 1987 Employee Stock Option Plan
(the "1987 Plan"), which expired during fiscal 1997, is administered by the Company's Compensation Committee (the "Committee"), which is composed entirely of persons who were not eligible to participate in the 1987 Plan. The 1987 Plan authorized the grant of incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), as well as non-qualified options that did not meet the requirements of incentive stock options. A total of 750,000 shares of the Company's Common Stock were reserved for issuance under the 1987 Plan. All outstanding options granted under the 1987 Plan became immediately exercisable pursuant to their terms when Ben Hill Griffin, Inc. and an affiliate acquired beneficial ownership of more than 50% of the Company's then outstanding voting securities on May 28, 1992. The maximum term of each option granted under the 1987 Plan varied depending on the type of option in question. In the case of incentive stock options, the maximum term is 5 years if the option holder owns more than 10% of the voting power of the Company, its parent or subsidiaries. In the case of non-qualified stock options, the maximum term is 10 years and 1 day.

  There are currently options on 19,925 shares issued and outstanding. Payment for shares to be acquired on exercise of options granted under the Company's 1987 Plan may be made in cash or, at the discretion of the Committee, by surrender of previously-owned shares of Common Stock, which will be valued for such purposes at the average of the highest and lowest selling price on the New York Stock Exchange on the date of exercise. During fiscal 1997, no options to purchase shares of Common Stock were awarded to the Company's Executive Officers under the 1987 Plan nor did any of the current Executive Officers exercise any options. Since the 1987 Plan expired during fiscal 1997, no further options can be granted.
                                       -9-



  The following table contains information regarding the shares of Common Stock reserved under the Company's stock option plan, the year the stock option plan terminates and the maximum term of options granted thereunder.

                     Shares Reserved                         Plan                  Maximum
     Plan                for Issuance             Termination Date             Term of Option
1987 Plan                   750,000                       1997                    10 Years (1)(2)

<F1>
(1) 5 years for incentive stock options if the option holder owns more than 10% of the voting power of the Company, its parent or subsidiaries.
<F2>
(2) 10 years and 1 day for non-qualified stock options.


  401(K) PLAN. The Company has a Salary Deferral Plan which meets the qualifications of Section 401(k) of the Code (the "401(k) Plan"). Employees may elect to participate beginning on the first calendar quarter following date of employment or the first of any subsequent calendar quarter and are eligible to make tax-deferred contributions of up to the lesser of 15% of annual compensation or that which is allowed under the Code (indexed annually). The Company will match, in accordance with rates to be established annually by the Board of Directors, those contributions made by participants who are employed by the Company on the last day of the Plan Year. Under certain circumstances, if the 401(k) Plan is considered "top-heavy" under applicable provisions of the Code, the Company may be required to make a contribution to "non-key" employees and the amount of compensation taken into account for key employees may be
limited.   Contributions by the Company vest immediately.  Withdrawals from tax-
deferred and employer contribution accounts can generally be made only after reaching certain qualifications allowed under the Code. No amounts were accrued for the benefit of the Company's Executive Officers during Fiscal 1997. The 401(k) Plan previously contained a profit sharing provision. Effective January 1, 1993, the 401(k) Plan was amended to provide that no further employer discretionary contribution would be made to the 401(k) Plan and a separate Profit Sharing Plan was adopted.

  PROFIT SHARING PLAN. Effective January 1, 1993, the Company established a Profit Sharing Retirement Plan which meets the qualifications of Section 401(c) of the Code (Profit Sharing Plan). All employees begin participation on the later of January 1, 1993 or date of employment. Vesting is governed by seven year graduated vesting including credit for continuous service with the Company prior to the effective date. Participants' accounts will fully vest upon death, disability or attainment of retirement age. Withdrawals may be made upon the occurrence of the earlier of death, total disability or retiring at age 65. The Company's discretionary contribution is determined annually by the Board of Directors and is allocated among eligible participants' accounts in the proportion that each participant's compensation bears to the total compensation of all eligible employees during the year. Amounts accrued for the benefit of the Company's Executive Officers during fiscal 1997 are reflected in the "Summary Compensation Table" under "All Other Compensation".

  DEFERRED COMPENSATION PLAN. Because the Company's Executive Officers are effectively precluded from meaningful participation in the Company's 401(k) Plan, the Company established a non-qualified, unfunded plan to permit Executive Officers to defer receipt of a percentage of pre-tax annual compensation. The Deferred Compensation Plan is administered by the Compensation Committee, which selects, from senior management, top executive and highly compensated employees, those employees who will participate in the Deferred Compensation Plan. Participants are guaranteed a rate of return no less than the Moody's Seasoned Long Term Bond Index. The Company matches, in accordance with rates established annually by the Board of Directors, those contributions made by participants who are employed by the Company on the last day of the Plan Year. In the event of the death of an employee, a participant's beneficiary is entitled to the greater of five times the amount deferred in the participant's initial year or the total amount credited to the participant's account.
Benefits are paid in ten consecutive annual installments, or can be paid in a single lump sum with Committee approval. Amounts accrued for the benefit of the Company's Executive Officers during fiscal 1997 are reflected in the "Summary Compensation Table" under "All Other Compensation".

  BONUS PLAN. The Board of Directors has a Bonus Plan to reward all executive, management and supervisory personnel for contributions to the operations and profits of the Company. The Plan is discretionary and all bonuses will be awarded only at the discretion of the Board of Directors.

  GROUP LONG-TERM DISABILITY PLAN. The Company's non-participating group long-term disability insurance plan (the "LTDP") provides reimbursement to disabled employees equal to 60% of their basic monthly earnings, subject to a maximum monthly benefit of $9,000. No payments were made to the Company's Executive Officers under the LTDP during fiscal 1997.

  MANAGEMENT SECURITY PLAN. The Company has a non-qualified deferred benefit retirement plan covering certain management and key personnel of the Company. The Plan is designed to provide a set monthly benefit after the participant reaches age 65. The participants are required to pay a portion of the cost of the Plan and the Company pays the remaining amount. The expense and monthly benefit amount is based on the participant's annual salary and age at the date
of entry into the Plan.   Amounts accrued for the benefit of the Company's
Executive Officers during fiscal 1997 are reflected in the "Summary Compensation Table" under "All Other Compensation".


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based on the Company records and other information, the Company believes that its Directors and Officers have complied with all SEC filing requirements with respect to the Company's fiscal year ended September 30, 1997.

                            STOCK PERFORMANCE GRAPH

  As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance of the Company with stock performance of a broad equity index such as the S&P 500 Stock Index and either a published industry index or a Company-constructed peer group index.

  The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years, with the cumulative total return on the S&P 500 Index and the S&P Food Stock Index of the same period. (Assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P Food Stock Index on September 30, 1992.)

  There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company will not make nor endorse any predictions as to future stock performance.

           YEAR                       S&P FOOD                      S&P 500                  ORANGE-CO, INC.
           1992                          100                          100                          100
           1993                           90                          113                           72
           1994                          100                          117                           85
           1995                          124                          152                          108
           1996                          153                          183                          118
           1997                          205                          257                          126

       Total return calculations for the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc.

       Total return calculations for the S&P Food Index (consisting of approximately 15 companies) is maintained by Standard & Poor and reported in "Stocks in the S&P 500". Total return calculations for the S&P Food Index were performed by Standard & Poor's Compustat Services, Inc.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

  The Company handled 2,523,892 boxes of fruit under a marketing contract during fiscal 1997 for Ben Hill Griffin, Inc., a company controlled by Ben Hill Griffin, III, the Company's Chairman of the Board and Chief Executive Officer. The marketing contract is equivalent to contracts with other growers. Under the contract terms, Ben Hill Griffin, Inc.' s fruit is processed and marketed along with fruit from the Company and from other growers. Proceeds from sales of finished products and all by-products, less costs of processing and service fees, are paid to growers on the basis of fruit delivered to the Company. The Company makes advances on marketing contracts which are recovered from the final fruit returns. The net amount paid to Ben Hill Griffin, Inc. under the terms of this contract during the year ended September 30, 1997 was $6,084,700. Also, the Company paid Ben Hill Griffin, Inc. $2,538,722 for other goods and services, principally the purchase of fertilizer and citrus trees at competitive market prices during fiscal 1997.



                              INDEPENDENT AUDITORS

  KPMG Peat Marwick LLP was engaged to audit the financial statements of the Company and its subsidiaries for the 1997 fiscal year and is expected to act in such capacity for the 1998 fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will be afforded an opportunity to make a statement at the Meeting if desired, and will be available to respond to appropriate questions. THE BOARD OF DIRECTORS' SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS WILL NOT BE PLACED BEFORE THE SHAREHOLDERS FOR RATIFICATION.

           OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

  The Company's management knows of no business which may come before the Annual Meeting except that indicated above. However, if other business is brought before the Annual Meeting, the persons acting under the enclosed form of proxy may vote thereunder in accordance with their best judgment.

                       PROPOSALS FOR 1999  ANNUAL MEETING

  Shareholders' proposals intended to be presented at the 1999 Annual Meeting should be sent certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by August 28, 1998, for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record on the date the proposals are submitted and who continue in such capacity through the 1999 Annual Meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

                                   By Order of the Board of Directors

                                   /s/John R. Alexander
                                   -------------------------
                                   John R. Alexander
                                   Secretary


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